CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
          ~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~~
                            EXHIBIT 11
                            ~~~~~~~~~~
          SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
FOR THE SECOND QUARTER & FIRST HALF ENDED JULY 3, 1994 & JULY 4, 1993
                (Millions, Except per Share Data)


                                   Second Quarter          First Half
                                  ~~~~~~~~~~~~~~~~~     ~~~~~~~~~~~~~~~~~
                                  Weighted              Weighted
                                  Average    Net        Average    Net
                                   Shares  Earnings      Shares  Earnings
                                  ~~~~~~~~ ~~~~~~~~     ~~~~~~~~ ~~~~~~~~
1994
~~~~
Shares outstanding & earnings
 available for common stock
 shareholders                      41.6    $66.2         40.9    $120.8
Options                              .1        -           .2         -
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
Used in the determination of
 primary and fully diluted
 earnings per common share         41.7    $66.2         41.1    $120.8
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
Primary and fully diluted
 earnings per share                        $1.58                 $ 2.94

1993
~~~~
Shares outstanding & earnings
 available for common stock
 shareholders                      34.7    $46.2         34.6    $ 85.2
Options                              .2        -           .3         -
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
Used in the determination of
 primary earnings per common
 share                             34.9     46.2         34.9      85.2
Liquid yield option notes           1.0       .8          1.0       1.7
Convertible preference stock        3.0      2.0          3.0       4.1
Other                                 -      (.4)           -       (.8)
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
Used in the determination of
 fully diluted earnings per
 common share                      38.9    $48.6         38.9    $ 90.2
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
                                   ~~~~    ~~~~~         ~~~~    ~~~~~~
Earnings per share:
 Primary                                   $1.32                 $ 2.44
 Fully diluted                             $1.25                 $ 2.32